Exhibit 16

January 16, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by MVB Financial Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated January 8, 2007. We agree with the statements concerning our Firm in such Form 8-K.

/s/ Brown, Edwards + Company LLP

Brown, Edwards + Company LLP
CERTIFIED PUBLIC ACCOUNTANTS